                                              REGISTRATION STATEMENT NO. 333-[o]
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--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         METLIFE INSURANCE COMPANY USA
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


                                   06-0566090
                    (I.R.S. Employer Identification Number)


             11225 NORTH COMMUNITY HOUSE ROAD, CHARLOTTE, NC 28277

                                 (800) 989-3752

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              ERIC T. STEIGERWALT


          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         METLIFE INSURANCE COMPANY USA

             11225 NORTH COMMUNITY HOUSE ROAD, CHARLOTTE, NC 28277

           (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   COPIES TO:
                             Diane E. Ambler, Esq.
                                 K&L Gates LLP
                              1601 K Street, N.W.
                             Washington, D.C. 20006


    AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVENESS OF THE REGISTRATION
                                   STATEMENT
       (Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.


   Large accelerated filer [ ]                                                   Accelerated filer [ ]
   Non-accelerated filer [X] (Do not check if a smaller reporting company)       Smaller reporting company [ ]




                                      CALCULATION OF REGISTRATION FEE
                                                       PROPOSED MAXIMUM  PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF             AMOUNT TO BE                                        AMOUNT OF
                                                        OFFERING PRICE       AGGREGATE
  SECURITIES TO BE REGISTERED           REGISTERED                                         REGISTRATION FEE
                                                          PER UNIT(1)     OFFERING PRICE
Units of Interest Under Fixed Annuity
                                       $600,000         Not applicable   $600,000          $69.72
                  Contract

=======================================



1. Interests are sold on a dollar for dollar basis and not on the basis of a price per share or unit.

2. Pursuant to Rule 457(p) under the Securities Act of 1933, the filing fee is offset by the filing fee previously paid in connection with the form S-3 (file No. 333-191489, initially filed October 1, 2013, by Metropolitan Life Insurance Company.)

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                         METLIFE INSURANCE COMPANY USA
                                 FIXED ANNUITY
                           (STRATEGIC VALUE ANNUITY)
The MetLife Insurance Company USA Fixed Annuity is a flexible premium group deferred Annuity Contract (the "Contract" and/or "Certificates") which provides a guaranteed fixed rate of return for Your investment. We offer the Contract to employers for use with retirement Plans and programs that qualify for favorable federal tax treatment. WHERE PERMITTED BY STATE LAW, WE RESERVE THE RIGHT TO RESTRICT PURCHASE PAYMENTS INTO THE CONTRACT. If You Surrender Your Contract, Your Cash Value may be subject to a Market Adjusted Value calculation and Surrender charges.

This Contract is available to the following Plans: Section 403(b), Section 401(a), Section 401(k), Section 403(a) and Section 457(b).

This prospectus explains:

   o   the Contract and Certificate;

   o   MetLife Insurance Company USA -- RISK (SEE PAGE 6);

   o   the interest rates;

   o   Surrenders and partial Surrenders;

   o   Surrender charges;

   o   Market Adjusted Value;

   o   death benefit;

   o   Annuity Payments;

   o   other aspects of the Contract.

The group Annuity Contracts may be issued to employers on an unallocated or allocated basis. Under an unallocated Contract, Cash Value records are kept for a Plan or group as a whole. Under an allocated Contract, Cash Value records are kept for You. This Contract is issued by MetLife Insurance Company of Connecticut. The Company is located at 11225 North Community House Road, Charlotte, NC 28277. The telephone number is 1-800-842-9406. MetLife Investors Distribution Company, 1095 Avenue of the Americas, New York , NY 10036, is the principal underwriter and distributor of the Contracts.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MUTUAL FUNDS, ANNUITIES AND INSURANCE PRODUCTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


                           PROSPECTUS DATED [ ], 2015

                               TABLE OF CONTENTS





                                                              PAGE
                                                              ----
Special Terms...............................................    3
Summary.....................................................    5
When a Market Adjusted Value Calculation and Surrender
  Charges Apply-- General...................................    6
The Insurance Company -- Risk...............................    6
The Contract................................................    6
  Application and Purchase Payments.........................    6
  Purchase Payments -- Section 403(b) Plan..................    7
The Annuity Contract and Your Retirement Plan...............    7
  Section 403(b) Plan Terminations..........................    7
  Other Plan Terminations...................................    8
Interest Periods............................................    8
  Establishment of Interest Rates...........................    8
Surrenders..................................................    9
Transfers...................................................    9
  Restrictions on Financial Transactions....................   10
Loans.......................................................   10
  Account Reduction Loans...................................   10
  Section 403(b) Collaterized Loans.........................   10
Charges and Deductions......................................   10
  Account Reduction Loan Fees...............................   11
  Surrender Charge..........................................   11
  Reductions of Charges.....................................   12
  Contract Discontinuation and Market Adjusted Value........   12
  Market Adjusted Value Formula.............................   13
  Example of Negative Market Adjusted Value:................   14
  Example of Positive Market Adjusted Value:................   14
  Premium Taxes.............................................   14


                                                             PAGE
                                                             ----
Death Benefit...............................................   14
  Distribution Rules........................................   14
  Total Control Account.....................................   15
Annuity Period..............................................   15
  Election of Maturity Date and Settlement Options..........   15
  Misstatement..............................................   15
  Change of Maturity Date or Annuity Option.................   15
  Annuity Options...........................................   16
  Annuity Payment...........................................   17
  Death of Annuitant After the Maturity Date................   17
Investments by the Company..................................   17
Annual Statement............................................   17
Amendment of the Contracts..................................   17
Distribution of the Contracts...............................   18
Federal Tax considerations..................................   20
  Qualified Annuity Contracts...............................   20
  Required Minimum Distributions............................   22
  Additional Information Regarding TSA (ERISA and
    non-ERISA) 403(b).......................................   23
Abandoned Property requirements.............................   27
Information Incorporated by Reference.......................   27
Experts.....................................................   27
  Independent Registered Public Accounting Firm.............   28
Appendix A: Information Concerning Qualified Plans..........  A-1
Appendix B: What You Need To Know If You Are A Texas
  Optional Retirement Program Participant...................  B-1

                                 SPECIAL TERMS
--------------------------------------------------------------------------------
In this prospectus, the following terms have the indicated meanings:


ANNUITANT -- A person on whose life the Maturity Date depends and Annuity Payments are made.

ANNUITY -- Payment of income for a stated period or amount.

ANNUITY PAYMENTS -- A series of periodic payments (a) for life; (b) for life with a minimum number of payments; (c) for the joint lifetime of the Annuitant and another person, and thereafter during the lifetime of the survivor; or (d) for a fixed period.

ANNUITY PERIOD -- The period during which Annuity Payments are made.

APPROVED PRODUCTS -- Products approved by the MetLife Insurance Company of Connecticut.

BENEFICIARY (IES) -- The person(s) or trustee designated to receive any remaining contractual benefits in the event of a Participant's, Annuitant's or Contract Owner's death, as applicable.

CASH SURRENDER VALUE -- The Cash Value less any amounts deducted upon a withdrawal or Surrender, outstanding loans, if available under the Contract, any applicable Premium Taxes or other Surrender charges not previously deducted.

CASH VALUE -- The value of net Purchase Payments in Your Account or a Participant's Individual Account less Surrenders.

CODE -- The Internal Revenue Code of 1986, as amended, and all related laws and regulations, which are in effect during the term of this Contract.

COMPANY (WE, US, OUR) -- MetLife Insurance Company USA.

COMPETING FUND -- Any investment option under the Plan, which in Our opinion, consists primarily of fixed income securities and/or money market instruments.

CONTRACT -- The Fixed Annuity Contract.

CONTRACT DATE -- The date on which the Contract is issued. For certain group Contracts, it is the date on which the Contract becomes effective, as shown on the specifications page of the Contract.

CONTRACT OWNER -- The person named in the Contract (on the specifications page, which may be the Participant if so authorized). For certain group Contracts, the Contract Owner is the trustee or other entity which owns the Contract. Any reference in this prospectus to the Contract includes the underlying Certificate. Certificates are issued to Participants under group allocated Contracts.

CONTRACT VALUE -- The amount of all Purchase Payments, plus any applicable credits, plus or minus any investment experience or interest.

CONTRACT YEAR -- A continuous twelve -month period beginning on the Contract Date and each anniversary thereof. Contract Year also means certificate year.

DUE PROOF OF DEATH -- (a) A copy of a certified death certificate; (b) a copy of a certified decree of a court of competent jurisdiction as to the finding of death, (c) a written statement by a medical doctor who attended the deceased; or (d) any other proof satisfactory to Us.

ERISA -- The Employee Retirement Income Security Act of 1974, as amended, and all related laws and regulations which are in effect during the term of this Contract.

EXCESS PLAN CONTRIBUTIONS -- Plan contributions including excess deferrals, excess contributions, excess aggregate contributions, excess annual additions, and excess nondeductible contributions that require correction by the Plan Administrator, excluding reversions upon Plan Termination.

FIXED ANNUITY -- An Annuity with payments that remain fixed as to dollar amount throughout the payment period.

GENERAL ACCOUNT -- The General Account of the Company.

GUARANTEE PERIOD -- The period during which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE -- The annual effective interest rate credited during the Guarantee Period.

HOME OFFICE -- The principal executive offices of MetLife Insurance Company USA located at 11225 North Community House Road, Charlotte, NC 28277.

INDIVIDUAL ACCOUNT -- Cash Value credited to a Participant or Beneficiary under this Contract.

MARKET ADJUSTED VALUE -- The current value as of the date of discontinuance and also reflects the relationship, at the time of Surrender, between the then-current Guaranteed Interest Rate for a Guarantee Period and the Guaranteed Interest Rate that applies to Your Contract.

MATURITY DATE -- The date on which the Annuity Payments are to begin.

PARTICIPANT -- An eligible person who is a member in Your Plan.

PLAN -- The Plan or the arrangement used in a retirement plan or program whereby the Purchase Payments and any gains are intended to qualify under Sections 401, 403(b) or 457 of the Code.

PLAN ADMINISTRATOR -- The corporation or other entity so specified on the application or purchase order. If none is specified, the Plan Trustee is the Plan Administrator.

PLAN TERMINATION -- Termination of Your Plan, including partial Plan Termination, as determined by Us.

PLAN TRUSTEE -- The trustee specified in the Contract specifications.

PREMIUM TAX -- The amount of tax, if any, charged by the state or municipality. Generally, We will deduct any applicable Premium Tax from the Cash Value either upon Surrender, annuitization, death, or at the time a Purchase Payment is made, but no earlier than when We have the liability under state law.

PURCHASE PAYMENTS -- The premium payments applied to the Contract less any Premium Taxes if applicable.

QUALIFIED CONTRACT -- A Contract used in a retirement Plan or program that is intended to qualify under Sections 401, 403, 408, 414(d) or 457 of the Code.

SEPARATION FROM SERVICE -- The termination or permanent severance of a Participant's employment with the employer for any reason that is a Separation from Service within the meaning of the Plan. However, termination of a Participant's employment with the employer as a result of the sale of all or part of the employer's business (including divisions or subsidiaries of the employer) will not be considered Separation from Service unless the Participant actually loses his/her job or is not immediately included in a pension or profit sharing plan of the successor employer.

SURRENDER -- Funds distributed from the Contract or certificate for retirement, Separation from Service, loans, hardship withdrawals, death, disability, return of Excess Plan Contributions, payment of certain Plan expenses as mutually agreed upon, Contract discontinuance, or transfers to other Plan funding vehicles. Such Surrender may or may not be subject to Surrender charges and the Market Adjusted Value calculations.

VALUATION DATE -- A date on which the Contract is valued.

WRITTEN REQUEST -- Written instructions or information sent to Us in a form and content satisfactory to Us and received in good order at Our Home Office.

YOU, YOUR -- In this prospectus, depending on the context, "You" is the owner of the Contract or the Participant or Annuitant for whom money is invested under certain group arrangements. In cases where We are referring to giving instructions or making payments to Us for qualified Contracts "You" means the trustee or employer. Under certain group arrangements where the Participant or Annuitant is permitted to choose among investment options under the Plan, "You" means the Participant or Annuitant who is giving Us instructions about the investment options under the Plan. In connection with a Plan Termination, as of the date of the Contract or cash distribution under such Plan Termination, "You" means the Participant who has received such Contract or cash distribution.

YOUR ACCOUNT -- Cash Value attributed to Purchase Payments plus interest credited to You under this Contract.

                                    SUMMARY
--------------------------------------------------------------------------------
The MetLife Insurance Company USA Fixed Annuity (also referred to as Strategic Value Annuity) is a flexible premium group deferred Fixed Annuity Contract available to certain types of retirement Plans and programs that receive favorable tax treatment under the Code such as qualified pension and profit sharing Plans, tax deferred annuity Plans (for public school teachers and employees and employees of certain other tax-exempt and qualifying employers) and deferred compensation Plans of state and local governments.

This prospectus describes both the Contract and the Certificate. The Contract and Certificate have similar features and provisions. An employer as the Contract Owner purchases the Contract to fund its qualified Plan. The employer can purchase the Contract on an allocated or unallocated basis. If the employer purchases the Contract on an allocated basis, the employee participating in the qualified Plan ("Participant") will be issued a Certificate. Generally, allocated contracts are issued to tax deferred annuity Plans. If the employer purchases the Contract on an unallocated basis, the employer will be responsible for any accounts for the Participant and no Certificates will be issued by Us. Generally, unallocated contracts are issued to qualified pension and profit sharing Plans and deferred compensation Plans of state and local governments.

The Contract is offered by MetLife Insurance Company USA, a wholly owned subsidiary of MetLife, Inc. The Contract is available only in those states where it has been approved for sale.

We deposit Your Purchase Payments in Our General Account. For each Purchase Payment, We establish an interest rate "period" and guarantee a rate of interest for that Purchase Payment for twelve months. At the end of the twelve months, We will establish a renewal rate of interest. (See "Interest Periods").

You may Surrender Your Contract at any time before the Maturity Date, but the Cash Value may be subject to a Surrender charge and/or Our Market Adjusted Value calculations. You may also take partial Surrenders from Your Contract; partial Surrenders may be subject to a Surrender charge. However, if Your Contract was issued as part of a tax deferred annuity Plan, deferred compensation Plan or combined qualified Plan/tax deferred annuity Plan, You or a Participant, if authorized, may take partial Surrenders after the first Contract/Certificate Year annually of up to 10% of the Cash Value of Your Account/Individual Account as of the first Valuation Date of any given Contract/Certificate Year without the imposition of a Surrender charge. We may waive Surrender charges in certain instances. (See "Surrenders"). We also may deduct any applicable Premium Taxes from the amounts You Surrender. A Participant may be subject to income tax and a 10% Federal income tax penalty if he or she is younger than 59 1/2 at the time of the full or partial Surrender, and the full or partial Surrender may also be subject to income tax withholding. (See "Federal Tax Considerations").

The Market Adjusted Value calculations reflect the relationship between the interest rate on new deposits for this class of contracts on the date of Surrender and the interest rate credited to amounts in Your Contract on the date of Surrender. The Company has no specific formula for determining initial interest rates or renewal interest rates. However, such determination will generally reflect interest rates available on the types of debt instruments in which the Company intends to invest the amounts invested in the Contract. In addition, the Company's management may also consider various other factors in determining these rates for a given period, including regulatory and tax requirements; sales commission and administrative expenses borne by the Company; general economic trends; and competitive factors. (See "Investments by the Company".) It is possible that the amount You receive upon Surrender may be less than Your Purchase Payments if interest rates increase. It is also possible that if interest rates decrease, the amount You receive upon Surrender may be greater than Your net Purchase Payments plus accrued interest. On the Maturity Date You specified, the Company will make either a lump sum payment or start to pay a series of payments based on the Annuity options You select. (See "Annuity Period").

If a Participant dies before the Maturity Date, the Contract provides for a death benefit which is the Cash Value of the Participant's Individual Account, less any applicable Premium Tax as of the date We receive Due Proof of Death. (See "Death Benefit".)

We will deduct any applicable Premium Taxes from Cash Value either upon death, Surrender, annuitization, or at the time You make a Purchase Payment to the Contract. (See "Surrenders Premium Taxes".)

The terms and conditions of the Plan govern what is available to Participants. Participants should carefully consider the features of their employer's Plan, which may be different from the Contract and Certificate described in this prospectus. In addition, certain features described in this prospectus may vary from Your Contract because of differences in applicable state law.

We offer a variety of fixed and variable Annuity contracts. They offer features, including variable investment options, fees and/or charges that are different from those described in this prospectus. Upon request, Your agent can provide You with more information about those Contracts.



WHEN A MARKET ADJUSTED VALUE CALCULATION AND SURRENDER CHARGES APPLY-- GENERAL
--------------------------------------------------------------------------------
If Your Contract Value is subject to both a Market Adjusted Value calculation and a Surrender charge, the Market Adjusted Value calculation will be applied first. A Surrender charge will generally apply if You make a partial or full surrender of Your Contract. However, a surrender charge will not be applied to transfers from Your Contract made to Approved Products within Your Plan. If You make a transfer from Your Contract to Approved Products not issued by Us You will be subject to Surrender charges. (See "Surrenders.") A Market Adjusted Value calculation will generally apply to Contract discontinuations. (See "Contract Discontinuation and Market Adjusted Value.")



                         THE INSURANCE COMPANY -- RISK
--------------------------------------------------------------------------------
MetLife Insurance Company USA is a stock life insurance company originally chartered in Connecticut in 1863 and currently subject to the laws of the State of Delaware. The Company was previously known as MetLife Insurance Company of Connecticut but changed its name to MetLife Insurance Company USA when it changed its state of domicile from Connecticut to Delaware on November 14, 2014. The Company is licensed to conduct business in all states of the United States, except New York, and in the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is a wholly-owned subsidiary of MetLife, Inc., a publicly-traded company. MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and financial services to individuals and institutional customers.

Benefit amounts are paid from Our General Account and are subject to the financial strength and claims paying ability of the Company and Our long term ability to make such payments and are not guaranteed by any other party. We issue other Annuity contracts and life insurance policies where We pay all money We owe under those contracts and policies from Our General Account. We are regulated as an insurance company under state law, which includes, generally, limits on the amount and type of investments in its General Account. However, there is no guarantee that We will be able to meet Our claims paying obligations; there are risks to purchasing any insurance product. You may Surrender Your Contract at any time before the Maturity Date, but the Cash Contract Value may be subject to a Surrender charge and/or a Market Adjusted Value calculation that may increase or decrease the amount payable upon Surrender.

The Company's Home Office is located at 11225 North Community House Road, Charlotte, NC 28277. The office that administers Your Contract is located at 4700 Westown Parkway, Ste. 200, West Des Moines, Iowa 50266.



                                  THE CONTRACT
--------------------------------------------------------------------------------
APPLICATION AND PURCHASE PAYMENTS


You may purchase a Contract through an authorized agent. The agent will send Your completed application or order to purchase, along with a minimum Purchase Payment of at least $1,000 for the Contract and $20 for each Certificate to Us, and We will determine whether to accept or reject Your application or order to purchase. If We accept Your application or order to purchase, one of Our legally authorized officers will prepare and execute a Contract within two business days after We receive that application or order. We then will send the Contract to You through Your sales representative.

We may:

   o   refuse to accept total Purchase Payments over $3 million;

   o contact You or Your agent if the application or order form is not properly completed; and/or

   o return Your entire application or order form and Purchase Payment within thirty days if not properly completed.

We sell the Contract for use with certain qualified retirement Plans. Please be aware that the Contract includes features such as tax deferral on accumulated earnings. Qualified retirement Plans provide their own tax deferral benefit. Please consult a tax adviser to determine whether this Contract is an appropriate investment for You. See Appendix A for information concerning qualified Plans.

You may make additional Purchase Payments of at least $1,000 ($20 per Certificate) at any time before the Maturity Date. We will apply any subsequent net Purchase Payment You make within two Business Days after We receive it.

We accept Purchase Payments made by check or cashier's check. We do not accept cash, money orders or traveler's checks. We reserve the right to refuse Purchase Payments made via a personal check in excess of $100,000. Purchase Payments over $100,000 may be accepted in other forms, including but not limited to, EFT/wire transfers, certified checks, corporate checks, and checks written on financial institutions. The form in which We receive a Purchase Payment may determine how soon subsequent disbursement requests may be fulfilled.


PURCHASE PAYMENTS -- SECTION 403(B) PLAN

The Internal Revenue Service ("IRS") announced regulations affecting Section 403(b) Plans and arrangements which are generally effective January 1, 2009. As part of these regulations, employers need to meet certain requirements in order for their employees' Annuity contracts that fund these programs to retain a tax deferred status under Section 403(b). Prior to the new rules, transfers of one Annuity contract to another would not result in a loss of tax deferred status under Section 403(b) under certain conditions (so-called "90-24 transfers"). The new regulations have the following effect regarding transfers: (1) a newly issued contract funded by a transfer which is completed after September 24, 2007, is subject to the employer requirements referred to above; (2) additional Purchase Payments made after September 24, 2007, to a contract that was funded by a 90-24 transfer on or before September 24, 2007, may subject the contract to this employer requirement.

In consideration of these regulations, We have determined to only make available the Contract/Certificate for purchase (including transfers) where Your employer currently permits salary reduction contributions to be made to the Contract/Certificate.

If Your Contract/Certificate was issued previously as a result of a 90-24 transfer completed on or before September 24, 2007, and You have never made salary reduction contributions into Your Contract/Certificate, We urge You to consult with Your tax advisor prior to making additional Purchase Payments.



                 THE ANNUITY CONTRACT AND YOUR RETIREMENT PLAN
--------------------------------------------------------------------------------
If You participate through a retirement Plan or other group arrangement, the Contract may provide that all or some of Your rights or choices as described in this prospectus are subject to the Plan's terms. For example, limitations on Your rights may apply to Purchase Payments, withdrawals, transfers, loans, the death benefit and pay-out options.

The Contract may provide that a Plan administrative fee will be paid by making a withdrawal from the Contract/Certificate Cash Value. Also, the Contract may require that You or Your Beneficiary obtain a signed authorization from Your employer or Plan Administrator to exercise certain rights. We may rely on Your employer's or Plan Administrator's statements to Us as to the terms of the Plan or Your entitlement to any amounts. We are not a party to Your employer's retirement Plan. We will not be responsible for determining what Your Plan says. You should consult the Contract and Plan document to see how You may be affected. If You are a Texas Optional Retirement Program Participant, please see Appendix B for specific information which applies to You.


SECTION 403(B) PLAN TERMINATIONS

Upon a Section 403(b) plan termination, Your employer is required to distribute Your Plan benefits under the Contract to You. Your employer may permit You to receive Your distribution of Your 403(b) plan benefit in cash or in the form of the Contract.

If You elect to receive a Market Adjusted Value Calculation of Your distributions in cash, the distribution is a withdrawal under the Contract and any amounts withdrawn are subject to applicable Surrender charges. Outstanding loans, if available, will be satisfied (paid) from Your cash benefit prior to its distribution to You. In addition, Your cash distributions are subject to withholding, ordinary income tax and applicable Federal income tax penalties. (See "Federal Tax Considerations.") Contract Surrender charges will be waived if the net distribution is made under the exceptions listed in the "Surrenders" section of the prospectus. However, if Your employer chooses to distribute cash as the default option, Your employer may not give You the opportunity to instruct the Company to make, at a minimum, a direct transfer to another funding option or annuity contract issued by Us or one of Our affiliates which may avoid a Surrender charge. In that case, You will receive the net cash distribution, less any applicable Market Adjusted Value Calculation, Surrender charge and withholding.

If You receive the distribution in the form of the Contract. We will continue to administer the Contract according to its terms. However in that case, You may not make any additional Purchase Payments or take any loans. In addition the Company will rely on You to provide certain information that would otherwise be provided to the Company by the employer or Plan Administrator. The employer may choose distribution of the Contract as the default option. The employer may not choose distribution of a Contract as a default option when that Contract is an investment vehicle for a Section 403(b) ERISA plan.


OTHER PLAN TERMINATIONS


Upon termination of a retirement plan that is not a Section 403(b) plan, Your employer is generally required to distribute Your Plan benefits under the Contract to You.

This distribution is in cash. The distribution is a withdrawal under the Contract and any amounts withdrawn are subject to a Market Adjusted Value Calculation and any applicable Surrender charges. Outstanding loans, if available, will be satisfied (paid) from Your cash benefit prior to its distribution to You. In addition, Your cash distributions are subject to withholding, ordinary income tax and applicable federal income tax penalties. (See "Federal Tax Considerations.") Surrender charges will be waived if the net distribution is made under the exceptions listed in the "Surrenders" section of the prospectus. However, Your employer may not give You the opportunity to instruct the Company to make, at a minimum, a direct transfer to another funding option or annuity contract issued by Us or one of Our affiliates which may avoid a surrender charge. In that case, You will receive the net cash distribution, less any applicable Market Adjusted Value Calculation , Surrender charge and withholding.



                                INTEREST PERIODS
--------------------------------------------------------------------------------
We deposit each net Purchase Payment (i.e., a Purchase Payment less any applicable Premium Tax charge) in Our General Account where We credit the payment with interest daily at an effective annual interest rate between 1.0% and 3.0% for both allocated Contracts and unallocated Contracts, depending on applicable states' statutory minimum requirements. We may, however, in Our sole discretion, credit interest above the statutory minimum requirements. The actual minimum interest rate for Your Contract will be on the Contract specifications page. This rate will not change for the life of the Contract and will apply to any Certificates issues under the Contract.

The amount of interest We credit to a particular net Purchase Payment varies with that Purchase Payment's interest rate "period". We establish an interest rate "period" for each net Purchase Payment, and guarantee that rate for twelve months. At the end of that twelve-month Guarantee Period, We will determine and credit a renewal interest rate. We guarantee that renewal rate until the end of the current calendar year. After that, We will declare the second and all future renewal rates each subsequent January 1 and guarantee such rates through December 31 of each year.


ESTABLISHMENT OF INTEREST RATES


When You purchase Your Contract, You will know the initial interest rate for Your Purchase Payment. The Company has no specific formula for determining interest rates in the future. The interest rates will be declared from time to time as market conditions dictate. (See "Investments by the Company"). The Company may consider various factors in determining interest rates for a given period, including regulatory and tax requirements, sales commissions, administrative expenses, general economic trends, and competitive factors. THE COMPANY'S MANAGEMENT WILL MAKE THE FINAL DETERMINATION AS TO ANY DECLARED INTEREST RATES AND ANY INTEREST IN EXCESS OF THE MINIMUM INTEREST RATE ALLOWED UNDER STATE LAW. THE COMPANY CANNOT PREDICT NOR GUARANTEE THE RATES OF ANY FUTURE DECLARED INTEREST IN EXCESS OF THE MINIMUM RATE.

                                   SURRENDERS
--------------------------------------------------------------------------------
There are two sets of rules when considering Surrenders or partial Surrenders from Your Contract/Certificate. The first are rules and procedures that apply to Surrenders and partial Surrenders under the Contract/Certificate; We discuss these provisions in this prospectus. The second are rules specific to Your
Plan. Please consult Your Plan for information as to those provisions.

The Contract/Certificate allows You to make a full or partial Surrender by Written Request before the Maturity Date, subject to the Surrender charges and in some instances, adjusted market value calculations. In addition, Participants, if so authorized, may make partial Surrenders. We may discontinue the Contract or terminate a Participant's Individual Account under certain circumstances.

We will determine Your Cash Surrender Value (or Cash Surrender Value in an Individual Account) as of the next Valuation Date following Our receipt of a Written Request by You or the Participant, if so authorized. We may defer payment of any Surrender up to six months from the date We receive Your notice of Surrender, or such lesser period if required by state law. State law requires that if We defer payment for more than 30 days, We will pay the state required annual interest rate on the amount that We defer.

For the purposes of processing partial Surrenders, We will take the amount Surrendered from the most recent "period" first, and then from each subsequent "period" in descending order on a last-in, first out basis. Upon request, We will inform You of the amount payable upon a full or partial Surrender. Any full or partial Surrender may be subject to ordinary income tax and, if a Participant is younger than age 59 1/2 at the time of the full or partial Surrender, a 10% federal income tax penalty may apply. A full or partial Surrender may also be subject to income tax withholding. A Participant may not be able to take partial Surrenders from his or her Individual Account before age 59 1/2. A Participant should discuss his or her options with a qualified tax advisor. (See "Federal Tax Considerations".)

We may withhold payment of Cash Surrender Value or a Participant's loan proceeds if any portion of those proceeds would be derived from a Contract Owner's check that has not yet cleared (i.e., that could still be dishonored by Your banking institution). We may use telephone, fax, internet or other means of communication to verify that payment from the Contract Owner's check has been or will be collected. We will not delay payment longer than necessary for Us to verify that payment has been or will be collected. Contract Owners may avoid the possibility of delay in the disbursement of proceeds coming from a check that has not yet cleared by providing Us with a certified check.



                                   TRANSFERS
--------------------------------------------------------------------------------
You may transfer amounts from this Contract/Certificate to Approved Products within Your Plan and to Approved Products not issued by Us. If You transfer
Cash Value to Approved Products not issued by Us, Your transfers may not exceed 20% per Contract/Certificate Year of the Cash Value valued on each Contract/Certificate Year anniversary. It is important to note that it will take over 10 years (assuming no additional Purchase Payments or transfers into the Contract/Certificate and discounting any accrued interest) to make a complete transfer of your balance from the Contract/Certificate to Approved Products not issued by Us because of the transfer allowance restriction indicated above. This is because the 20% transfer allowance is based on a declining Cash Value in the Contract/Certificate rather than withdrawals based upon a fixed number of years. For example (based on the assumptions above), if your initial Cash Value in the Contract/Certificate is $100, the 20% transfer allowance only allows you to transfer up to $20 that Contract/Certificate Year. If you transfer the maximum transfer allowance that Contract/Certificate Year, you may only transfer up to $16 the following Contract/Certificate Year based on the 20% transfer allowance of the $80 Cash Value remaining in the Contract/Certificate for such Contract/Certificate Year. It is important to consider when deciding to invest in the Contract/Certificate whether this 20% transfer allowance restriction fits your risk tolerance and time horizon.

We reserve the right to modify the amount available for transfer to Approved Products and to products not issued by Us.

If amounts are transferred from this Contract/Certificate to Approved Products not issued by Us, no transfers will be allowed directly into any Competing Fund, unless it is a benefit responsive distribution.

Amounts previously transferred from this Contract/Certificate to an Approved Product or Approved Product not issued by Us may not be transferred back into this Contract/Certificate for a period of at least 3 months from the date of transfer.

RESTRICTIONS ON FINANCIAL TRANSACTIONS


Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require Us to block a Contract Owner's ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, Surrenders, or death benefits, until the instructions are received from the appropriate regulator. We may also be required to provide additional information about You and Your Contract to government regulators.



                                     LOANS
--------------------------------------------------------------------------------
ACCOUNT REDUCTION LOANS


We administer loan programs made available through Plans or group arrangements on an account reduction basis if permitted by Your Plan. If the loan is in default and has been reported to the IRS as income but not yet offset, loan repayments will be posted as after-tax contributions. Loan amounts will be taken from amounts that are vested according to Your Plan or group arrangement on a pro-rata basis from the source(s) of money the Plan or group arrangement permits to be borrowed (e.g., money contributed to the Plan or group arrangement through salary reduction, elective deferrals, direct transfers, direct rollovers and employer contributions), then, unless We are directed otherwise, on a pro-rata basis from Your Contract's Cash Value and any other Plan funding vehicles (that We have approved) in which You then have a balance consisting of these sources of money. Loan repayment amounts will be posted back to the original money sources used to make the loan, if the loan is in good standing at the time of repayment. Loan repayments will be allocated on a pro-rata basis into the Contract and other Plan funding vehicles according to Your allocation schedule for future contributions. Loan repayment periods, repayment methods, interest rate, default procedures, tax reporting and permitted minimum and maximum loan amounts will be disclosed in the loan agreement documents. There may be initiation and maintenance fees associated with these loans.


SECTION 403(B) COLLATERIZED LOANS


If Your employer's Plan and Section 403(b) Contract permits loan, such loans will be made only from any Cash Value and only up to certain limits. In that case, We credit Your Cash Value up to the amount of the outstanding loan balance with a rate of interest that is less than the interest rate We charge for the loan.

The Code and applicable income tax regulations limit the amount that may be borrowed from Your Contract and all of Your employer Plans in the aggregate and also require that loans be repaid, at a minimum, in scheduled level payments over a proscribed term.

Your employer's Plan and Contract will indicate whether loans are permitted. The terms of the loan are governed by the Contract and loan agreement. Failure to satisfy loan limits under the Code or to make any scheduled payments according to the terms of Your loan agreement and federal tax law could have adverse tax consequences. Consult Your tax advisor and read Your loan agreement and Contract prior to taking any loan.



                             CHARGES AND DEDUCTIONS
--------------------------------------------------------------------------------
We will deduct the charges described below to cover Our costs and expenses, the services provided, and Our risks assumed under the Contracts. We incur certain costs and expenses for the distribution and administration of the Contract and for providing the benefits payable thereunder. Our administrative services and risks may include:

   o processing applications for and issuing the Contracts and Certificates thereunder;

   o   maintaining Contract Owner and Participant records;

   o   administering Annuity Payments;

   o   furnishing accounting services;

   o   reconciling and depositing cash receipts;

   o   providing Contract confirmations and periodic statements;

   o   providing toll-free inquiry services; and

   o the risk that Our costs in providing the services will exceed Our revenues from Contract charges (which cannot be changed).

The amount of the charge may not necessarily correspond to the costs associated with providing the services or benefits stated in the Contract. We may realize a profit on one or more of the charges, and may use any such profit for any corporate purpose.


ACCOUNT REDUCTION LOAN FEES


We make available account reduction loans. If Your Plan or group of which You are a Participant or member permits account reduction loans, and You take an account reduction loan, there is a $75 account reduction loan initiation fee. This fee is paid from the requested loan principal amount. There is also a $50 annual maintenance fee per loan outstanding. Either or both fees may be waived for certain groups.


SURRENDER CHARGE


We do not assess front-end sales charges. We may, however, assess a Surrender charge on full and partial Surrenders made before the end of the eighth Contract/Certificate Year. The Surrender charge for an allocated Contract is calculated based on the age of each Certificate. The Surrender charge for an unallocated Contract is calculated based on the age of the Contract. The maximum Surrender charge is computed as a percentage of the Cash Value being Surrendered and is as follows:


                               CHARGE AS A PERCENTAGE
 CONTRACT/CERTIFICATE YEAR         OF CASH VALUE
---------------------------   -----------------------
            1-2                         5%
            3-4                         4%
            5-6                         3%
             7                          2%
             8                          1%
             9+                         0%

We will not assess a Surrender charge on:

   o   transfers to Approved Products within Your Plan;

   o   distribution of a loan under the Plan;

   o certain benefit distributions that become payable under the terms of a Plan and other distributions including:

   o retirement, death, or disability of a Participant (as defined by Code section 72(m)(7));

   o   Separation from Service;

   o   hardship withdrawals as defined by the Code;

   o   return of Excess Plan Contributions;

   o   certain Plan expenses as mutually agreed upon between You and Us

   o transfers to an employer stock fund as mutually agreed upon between You and Us; and

   o   annuitization under this Contract.

   o if the Market Adjusted Value is greater than the Cash Value of the Contract as of the date of discontinuance, and You elect to receive the Cash Value of the Contract in equal installments over a 5-year period.

   o withdrawals for required minimum distributions from Qualified Contracts in order to satisfy federal income tax rules or withdrawals to avoid required federal income tax penalties. (This exception only applies to amounts required to be distributed from this Contract.)

   o for 403(b) arrangements, 401(k) Plans, 401(a) Plans, Section 457 deferred compensation Plans and 403(a) arrangements, direct transfers to another funding vehicle or Annuity contract issued by Us or by one of Our affiliates and We agree.

Unless payment of Surrender charges are provided in a different manner, We will reduce Your requested distribution by any applicable Surrender charges.

In addition, for Contracts issued to tax deferred annuity Plans, deferred compensation Plans or combined qualified Plans/tax deferred annuity Plans, We may allow You or a Participant, if authorized, after the first Contract/Certificate Year to take partial Surrenders annually of up to 10% of the Cash Value in Your Account/Individual Account as of the first Valuation Date of any given Contract/Certificate Year without the imposition of a Surrender charge.


REDUCTIONS OF CHARGES


We may reduce or eliminate certain charges or alter the manner in which the particular charge is deducted. Generally, the types of changes will be based on anticipated lower sales expenses or fewer sales services due to:

   o   the size of the group participating in the Contract;

   o   an existing relationship to the Contract Owner

   o   use of mass enrollment procedures; or

   o performance of sales functions by a third party which We would otherwise perform.

Please see Your Contract for any reduction of charges provisions applicable to You.


CONTRACT DISCONTINUATION AND MARKET ADJUSTED VALUE


Under certain circumstances, We may discontinue the Contract.

You may discontinue this Contract by Written Request at any time for any reason.

If the Contract is discontinued, any Certificates issued under the Contract will be discontinued.

We reserve the right to discontinue this Contract if:

   o the Cash Value of Your Contract is less than the termination amount shown on Your Contract specifications page. We state a termination amount on Your Contract specifications page. In general, this amount is $2,000 of the Cash Value of a Participant's Individual Account (the amount is $2,000 per account for an allocated Contract and $20,000 per unallocated Contract). If the Cash Value in a Participant's Individual Account is less than that stated termination amount, We reserve the right to terminate that account and move the Cash Value of that Participant's Individual Account to Your Account. We will move to Your Account at Your direction any Cash Value to which a Participant is not entitled under the Plan upon termination;

   o We determine within Our sole discretion and judgment that the Plan or administration of the Plan is not in conformity with applicable law; or

   o   We receive notice that is satisfactory to Us of Plan Termination.

If You discontinue this Contract because of Plan Termination and the Plan certifies to Us that the Plan Termination is the result of the dissolution or liquidation of the employer under US Code Title 11 procedures, We will distribute the Cash Surrender Value directly to the employees entitled to share in such distributions in accordance with the Plan relating to Plan Termination. Distribution may be in the form of cash payments, Annuity options, or deferred annuities.

The following events will not trigger a Market Adjusted Value:

   o retirement, death, or disability of a Participant (as defined by Code section 72(m)(7));

   o   Separation from Service;

   o   hardship withdrawals as defined by the Code;

   o   return of Excess Plan Contributions;

   o   certain Plan expenses as mutually agreed upon between You and Us;

   o transfers to an employer stock fund as mutually agreed upon between You and Us;

   o   annuitization under this Contract;

   o   partial Surrenders;

   o   distribution of a loan under the Plan; and

   o required minimum distributions from Qualified Contracts in order to satisfy federal income tax rules or withdrawals to avoid required federal income tax penalties. (This exception only applies to amounts required to be distributed from this Contract.)

However, if You discontinue this Contract for any other reason than the events described immediately above or because of Our exercise of Our right to discontinue the Contract, We will determine the Market Adjusted Value of the Contract. The Market Adjusted Value is the current value as of the date of discontinuance and reflects the relationship between the rate of interest credited to funds on deposit under the Contract at the time of discontinuance to the rate of interest credited on new deposits for this class of Contracts at the time of discontinuance. The Market Adjusted Value may be greater than or less than the Cash Value of the Contract.

If the Market Adjusted Value is less than the Cash Value of Your Contract as of the date of discontinuance, We will pay You Your choice of:

   (a) the Market Adjusted Value, less any amounts deducted on Surrender, in one lump sum within 60 days of the date of discontinuance; or

   (b) the Cash Surrender Value of the Contract in equal installments over a 5-year period. We determine the amount deducted on Surrender, if any, as of the date of discontinuance and will apply that amount to all installment payments. We will credit interest to the remaining Cash Value during this installment period at a fixed effective annual interest rate of not less than the interest rate required under state insurance law. We will make the first payment no later than 60 days following Our mailing the written notice to You at the most current address available on Our records. We will mail the remaining payments on each anniversary of the discontinuance date for 4 years. Allowable distributions shown of Your Contract specifications page are not allowed during the 5-year installment period.

If the Market Adjusted Value is greater than the Cash Value of the Contract as of the date of discontinuance, We will pay You Your Choice of:

   (a) the Cash Surrender Value of the Contract within 60 days of the date of discontinuance; or

   (b) the Cash Value of the Contract in equal installments over a 5-year period. We will credit interest on the remaining Cash Value of the Contract during the installment period at a fixed annual rate of interest of not less than the interest rate required under state insurance law. We will make the first payment no later than 60 days following Our mailing of the written notice to You at the most current address available on Our records. We will mail the remaining payments on each anniversary of the discontinuance date for 4 years. We do not allow the allowable distributions shown on Your Contract specifications page during the 5-year installment period.


MARKET ADJUSTED VALUE FORMULA


Payment on a full Surrender at Contract discontinuance may be adjusted up or down by the application of the Market Adjusted Value calculation. The Market Adjusted Value formula is:

MARKET ADJUSTED VALUE = CASH VALUE X (1+RO)5 /(1+R1+.0025+)5

Where:

RO is the weighted average of all interest rates credited to all amounts in the Contract on the date of discontinuance, and R1 is the interest rate on new deposits for this class of Contracts on the date of discontinuance.
+ Margin that accounts for the liquidation of the assets.


The Market Adjusted Value will increase the Account Value when the credited rates on new deposits are more than 0.25% (0.0025) higher than the average interest rate credited to the Contract. The Market Adjusted Value will decrease the Cash Value when the credited rates on new deposits are lower than the average interest rate credited to the Contract, or less than 0.25% (0.0025) higher.

EXAMPLE OF NEGATIVE MARKET ADJUSTED VALUE:


A negative Market Adjusted Value results when credited interest rates are higher on new deposits than the average interest rate credited to the Contract.

Assume new deposits are crediting 4.50%, and the average interest rate credited to the Contract is 4.00%. The Cash Value at the time of discontinuance is $100,000.

The Market Adjusted Value would be

$96,470.95 = $100,000 * (1+0.04)5 /(1+0.045+0.0025)5


EXAMPLE OF POSITIVE MARKET ADJUSTED VALUE:


A positive Market Adjusted Value generally results when credited interest rates are lower on new deposits than the average interest rate credited to the Contract.

Assume new deposits are credited 4.50%, and the average interest rate credited to the Contract is 5.00%. The Cash Value at the time of discontinuance is $100,000.

The Market Adjusted Value would be

$101,199.03 = $100,000 * (1+0.05)5 /(1+0.045+0.0025)5


PREMIUM TAXES


Certain state and local governments impose Premium Taxes. These taxes currently range from 0% to 3.5%, depending upon the jurisdiction. The Company is responsible for paying these taxes and will determine the method used to recover Premium Tax expenses incurred. The Company may deduct any applicable Premium Taxes from the Cash Value either upon death, Surrender, annuitization, or at the time the Purchase Payment is made to the Contract, but no earlier than when the Company has a tax liability under state law.



                                 DEATH BENEFIT
--------------------------------------------------------------------------------
If applicable under Your Plan, We may pay a death benefit in a single sum to the Beneficiary if a Participant dies before the Maturity Date. We also may pay a death benefit under certain circumstances if the Annuitant dies on or after the Maturity Date.

The death benefit before the Maturity Date equals the Cash Value of a Participant's Individual Account less any applicable Premium Tax as of the date We receive Due Proof of Death. If the Annuitant dies on or after the Maturity Date, the death benefit will consist of any benefit remaining under the Annuity option then in effect.

We will pay interest on death proceeds of a Participant's Individual Account in accordance with regulations in effect by the state whose laws apply to the Contract.


DISTRIBUTION RULES

The distributions required by federal tax law differ for qualified Plans depending on the type of Plan. Upon receipt of Due Proof of Death, the Beneficiary will instruct Us how to treat the proceeds, subject to the distribution rules discussed below.

In general, the Beneficiary will receive any remaining contractual benefits upon the death of the Participant. The Beneficiary may receive the remaining benefits in one sum, including either by check, by placing the amount in an account that earns interest, or by any other method of payment that provides the Beneficiary with immediate and full access to the proceeds, or under other settlement options that We may make available. If the Participant dies after any mandatory distribution has begun but before his or her entire interest has been distributed, the remaining interest must be paid out at least as rapidly as it was being paid out under the method of payment in effect at the time of death. If the Participant dies before the distribution of his or her entire interest has begun, the entire interest must be distributed within five years after the Participant's death or an Annuity payable over no longer than life or life expectancy must be distributed to an elected Beneficiary starting within one year of the Participant's death. A spousal designated Beneficiary may elect to defer distributions until the Participant would have attained the age of 70 1/2.

Please see Your Contract and Your tax adviser for more information.


TOTAL CONTROL ACCOUNT


If Your Contract was issued in connection with a 403(b) Plan, Your Beneficiary may elect to have the Contract's death benefit proceeds paid through a settlement option called the Total Control Account. The Total Control Account is an interest-bearing account through which the Beneficiary has immediate and full access to the proceeds, with unlimited draft writing privileges. We credit interest to the account at a rate that will not be less than a guaranteed minimum annual effective rate.

Assets backing the Total Control Accounts are maintained in Our General Account and are subject to the claims of Our creditors. We will bear the investment experience of such assets; however, regardless of the investment experience of such assets, the interest credited to the Total Control Account will never fall below the applicable guaranteed minimum annual effective rate. Because We bear the investment experience of the assets backing the Total Control Account, We may receive a profit from these assets. The Total Control Account is not insured by the FDIC or any other governmental agency.



                                 ANNUITY PERIOD
--------------------------------------------------------------------------------
ELECTION OF MATURITY DATE AND SETTLEMENT OPTIONS


You can select a Maturity Date when You apply for the Contract and/or when We issue a Certificate.

You may elect to have all or a portion of the Cash Surrender Value of an Individual Account paid in a lump sum, or You may elect to have Your Cash Surrender Value or a portion thereof, distributed under any of the Annuity options described below. In addition, any amount payable from the Contract may be applied to an Annuity option. A Participant, if authorized, may apply any proceeds payable from his or her Individual Account to an Annuity option.

To elect an Annuity option, You must send a Written Request to Our Home Office at least 30 days before such election is to become effective. If no option is elected for Qualified Contracts, We will apply the Cash Surrender Value to Option 4 to provide a Joint and Last Survivor Life Annuity.

You must provide Us with the following information when You elect an Annuity option:

   o the Participant's name, address, date of birth, and social security number;

   o   the amount to be distributed in the form of an Annuity option;

   o   the Annuity option which is to be purchased;

   o   the date the Annuity option payments are to begin;

   o if the form of the Annuity provides a death benefit in the event of the Participant's death, the name, relationship, and address of the Beneficiary as designated by You; and

   o   any other data We may require.


MISSTATEMENT

We may require proof of age of the Contract Owner, Beneficiary or Annuitant before making any payments under this Contract that are measured by the Contract Owner's, Beneficiary's or Annuitant's life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age.

Once Annuity Payments have begun, the amount of any overpayments or underpayments will be deducted from or added to the payment or payments made after the adjustment. In certain states, We are required to pay interest on any underpayments.


CHANGE OF MATURITY DATE OR ANNUITY OPTION

You may change the Maturity Date at any time as long as such change is made in writing and is received by Us at least 30 days before the scheduled Maturity Date is scheduled to become effective. Once an Annuity option has begun, it may not be changed.

ANNUITY OPTIONS


You or a Participant, if authorized, may elect any one of the following Annuity options. Annuity Payments may be available on a monthly, quarterly, semiannual, or annual basis. The minimum amount that may be applied to Annuity options is $2,000 unless We consent to a smaller amount. If any periodic payments due are less than $100, We reserve the right to make payments at less frequent intervals. Where required by state law or under a qualified retirement Plan, sex will not be taken into account in calculating Annuity Payments. Annuity rates will not be less than the rates guaranteed by the Contract at the time of purchase. Due to underwriting, administrative or Code considerations, the choice of percentage reduction and/or the duration of the Guarantee Period may be limited.

We use the Life Annuity Tables to determine the first monthly payment. They show the dollar amount of the first monthly Annuity Payment which can be purchased with each $1,000 applied. The amount applied to an Annuity will be the Cash Surrender Value attributable to a Participant's Individual Account as of 14 days before the Maturity Date. We reserve the right to require satisfactory proof of age of any person on whose life We base Annuity Payments before making the first payment under any of these options.

Any Cash Surrender Value We apply to an Annuity option will provide payments at least equal to those provided if the same amount was applied to purchase a single premium immediate Annuity We offer at that time for the same class of Contracts. If it would produce a larger payment, We agree that We will determine the Annuity Payment using the Life Annuity Tables in effect on the Maturity Date.

As provided in Your Contract, We may adjust the age used to determine Annuity Payments, and We may deduct Premium Taxes from Annuity Payments.

Your income payment amount will depend upon Your choices. For lifetime options, the age and sex (where permitted) of the measuring lives (Annuitants) will also be considered. For example, if You select an Annuity option guaranteeing payments for Your lifetime and Your spouse's lifetime, Your payments will typically be lower than if You select an Annuity option with payments over only Your lifetime. Annuity options that guarantee that payments will be made for a certain number of years regardless of whether the Annuitant or joint Annuitant is alive (such as Options 2, as defined below) result in payments that are smaller than with Annuity options without such a guarantee (such as Option 1, Option 3 or Option 4, as defined below). In addition, to the extent the Annuity options have a guarantee period, choosing a shorter guarantee period will result in each payment being larger. Generally, if more than one frequency is permitted under Your Contract, choosing less frequent payments will result in each Annuity payment being larger.

Option 1 -- Life Annuity -- NO REFUND: The Company will make Annuity Payments during the lifetime of the Annuitant ending with the last payment before death. This option offers the maximum periodic payment, since there is no assurance of a minimum number of payments or provision for a death benefit for Beneficiaries.

Option 2 -- Life Annuity With 120, 180, or 240 Monthly Payments Assured: The Company will make monthly Annuity Payments during the lifetime of the Annuitant, with the agreement that if, at the death of that person, payments have been made for less than 120, 180, or 240 months as elected, We will continue making payments to the Beneficiary during the remainder of the period.

Option 3 -- Joint And Last Survivor Life Annuity: The Company will make Annuity Payments during the joint lifetime of the Annuitant and a second person. On the death of either person, We will continue making payments to the survivor. No further payments will be made following the death of the survivor.

Option 4 -- Joint and Last Survivor Life Annuity -- Annuity Reduced on Death of Primary Payee: The Company will make monthly Annuity Payments during the joint lifetime of two persons on whose lives We base the payments. We will designate one of the two persons as the primary payee. We will designate the other person as the secondary payee. On the death of the secondary payee, if survived by the primary payee, We will continue to make monthly Annuity Payments to the primary payee in the same amount that would have been payable during the joint lifetime of the two persons.

On the death of the primary payee, if survived by the secondary payee, We will continue to make monthly Annuity Payments to the secondary payee in an amount equal to 50% of the payments, which would have been made during the lifetime of the primary payee.

No further payments will be made following the death of the survivor.

Option 5 -- Payments For A Fixed Period: The Company will make monthly payments for the period selected. If at the death of the Annuitant payments have been made for less than the period selected, the Company will continue to make payments to the Beneficiary during the remainder of that period. Please note that Option 5 may not satisfy minimum required distribution rules for Qualified Contracts. Consult a tax advisor before electing this option.

Option 6 -- Other Annuity Options: The Company will make other arrangements for Annuity Payments as may be mutually agreed upon by You and Us.


ANNUITY PAYMENT


The first payment under any Annuity option will be made on the Maturity Date. Subsequent payments will be made in accordance with the manner of payment selected and are based on the first payment date.

The option elected must result in a payment at least equal to the minimum payment amount according to Company rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable to the Annuitant.

Once Annuity Payments have begun, no Surrender of the Annuity benefit can be made for the purpose of receiving a lump-sum settlement.


DEATH OF ANNUITANT AFTER THE MATURITY DATE


If the Annuitant dies after the Maturity Date, any amount payable as a death benefit will be distributed at least as rapidly as under the method of distribution in effect.



                           INVESTMENTS BY THE COMPANY
--------------------------------------------------------------------------------
We must invest Our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

In establishing interest rates, the Company will consider the yields on fixed income securities that are part of the Company's current investment strategy for the Contracts at the time that the interest rates are established. (See "Establishment of Interest Rates".) The current investment strategy for the Contracts is to invest in fixed income securities, including public bonds, privately placed bonds, and mortgages, some of which may be zero coupon securities. While this generally describes Our investment strategy, We are not obligated to follow any particular strategy except as may be required by federal and state laws.



                                ANNUAL STATEMENT
--------------------------------------------------------------------------------
At the end of each calendar year, You will receive a statement that will show:


   o   Your Cash Value as of the end of the preceding year;

   o   all transactions regarding Your Contract during the year;

   o   Your Cash Value at the end of the current year; and

   o   the interest credited to Your Contract.



                           AMENDMENT OF THE CONTRACTS
--------------------------------------------------------------------------------
We reserve the right to amend the Contracts to comply with applicable federal or state laws or regulations. We will notify You in writing of any such amendments.

                         DISTRIBUTION OF THE CONTRACTS
--------------------------------------------------------------------------------
MetLife Investors Distribution Company ("MLIDC") is the principal underwriter and distributor of the securities offered through this prospectus. MLIDC, which is Our affiliate, also acts as the principal underwriter and distributor of some of the other annuity contracts and variable annuity contracts and variable life insurance policies We and Our affiliated companies issue. We reimburse MLIDC for expenses MLIDC incurs in distributing the Contracts (e.g. commissions payable to the retail broker-dealers who sell the Contracts, including Our affiliated broker dealers.) MLIDC does not retain any fees under the Contracts. We also pay amounts to MLIDC that may be used for its operating and other expenses, including the following sales expenses: compensation and bonuses for MLIDC's management team, advertising expenses, and other expenses of distributing the Contracts. MLIDC's management team also may be eligible for non-cash compensation items that we may provide jointly with MLIDC. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items.

MLIDC's principal executive offices are located at 1095 Avenue of the Americas, New York, NY 10036. MLIDC is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as well as the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority ("FINRA"). FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline 1-800-289-9999, or log on to www.finra.org. An investor brochure that includes information describing FINRA BrokerCheck is available through the Hotline or on-line.

The Contracts are sold through Our licensed sales representatives who are associated with Our affiliated broker dealer MetLife Securities, lnc. ("MSI"), which is paid compensation for the promotion and sale of the Contracts. MSI is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934 and is also a member of FlNRA. The Contracts may also be sold through other registered broker-dealers. The Contracts may also be sold through the mail, the Internet or by telephone.

There is no front-end sales load deducted from Purchase Payments to pay sales commissions. Our sales representatives must meet a minimum level of sales production, in order to maintain their agent status with Us. Sales representatives can meet the minimum level of sales production through sales of proprietary and/or non-proprietary products. (Proprietary products are those issued by Us or Our affiliates.) However, sales representatives can meet a lower alternative minimum level of sales production if the sales representative focuses on sales of proprietary products. Therefore, a sales representative may have an incentive to favor the sale of proprietary products. Moreover, because the managers who supervise the representatives receive a higher level of compensation based on sales of proprietary products, these sales managers have an incentive to promote the sale of proprietary products.

Our sales representatives receive cash payments for the products they sell and service based upon a `gross dealer concession' model. With respect to the Contracts, the maximum gross dealer concession is 6% of each Purchase Payment each year the Contract is in force and, starting in the second Contract Year, is a maximum of 1% of the contract value each year that the Contract is in force for servicing the Contract. Gross dealer concession may also be credited when the Contract is annuitized. The amount of gross dealer concession credited upon annuitization depends on several factors, including the number of years the Contract has been in force.

A sales representative is entitled to part or all of the gross dealer concession. The percentage to which the representative is entitled is determined by a sliding-scale formula that takes into account the total amount of proprietary and non-proprietary products sold and serviced by the representative.

Our sales representatives and their managers may be eligible for additional cash compensation, such as bonuses and expense allowances that may be tied to sales of specific products), equity awards (such as stock options), training allowances, supplemental compensation, product level add-ons controlled at the local and company levels, financing arrangements, special loan repayment options, marketing support, medical and other insurance benefits, and retirement benefits and other benefits. Since some of this is additional compensation, in particular, life insurance, disability and retirement benefits is based primarily on the amount of proprietary products sold, Our sales representatives and their managers have an incentive to favor the sale of proprietary products. Sales representatives who meet certain productivity, persistency, and length of service standards and/or their managers may be eligible for additional cash compensation. Moreover, managers may be eligible for additional cash compensation based on the sales production of the sales representatives that the manager supervises. The business unit responsible for the operation of Our distribution system is also eligible to receive an amount of compensation.

Our sales representatives and their managers may be eligible for non-cash compensation incentives, such as conferences, trips, prizes and awards. Other non-cash compensation payments may be made for other services that are not directly related to the sale of products. These payments may include support services in the form of recruitment and training of personnel, production of promotional services and other support services.

We and MLIDC also pay compensation for the sale of Contracts by unaffiliated broker-dealers. The compensation paid to unaffiliated broker-dealers for sales of the Contracts is generally not expected to exceed, on a present value basis, the aggregate amount of total compensation that is paid with respect to sales made through Our representatives. (The total compensation includes payments that We make to Our business unit that is responsible for the operation of the distribution systems through which the Contracts are sold.) Broker-dealers pay their sales representatives all or a portion of the commissions received for their sales of the Contracts. Some firms may retain a portion of commissions. The amount that the broker-dealer passes on to its sales representatives is determined in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits. Sales representatives of these selling firms may also receive non-cash compensation pursuant to their firm's guidelines, directly from Us or the distributor. We and Our affiliates may also provide sales support in the form of training, sponsoring conferences, defraying expenses at vendor meetings, providing promotional literature and similar services. An unaffiliated broker-dealer or sales representative of an unaffiliated broker-dealer may receive different compensation for selling one product over another and/or may be inclined to favor one product provider over another product provider due to differing compensation rates. Ask Your sales representative further information about what Your sales representative and the broker-dealer for which he or she works may receive in connection with Your purchase of a Contract.

From time to time, We pay organizations, associations and non-profit organizations fees to sponsor Our variable annuity contracts. We may also obtain access to an organization's members to market Our variable annuity contracts. These organizations are compensated for their sponsorship of Our variable annuity contracts in various ways. Primarily, they receive a flat fee from Us. We also compensate these organizations by funding of their programs, scholarships, events or awards, such as a principal of the year award. We may also lease their office space or pay fees for display space at their events, purchase advertisements in their publications or reimburse or defray their expenses. In some cases, We hire organizations to perform administrative services for Us, for which they are paid a fee based upon a percentage of the account balances their members hold in the Contract. We also may retain finders and consultants to introduce Us to potential clients and for establishing and maintaining relationships between Us and various organizations. The finders and consultants are primarily paid flat fees and may be reimbursed for their expenses. We or Our affiliates may also pay duly licensed individuals associated with these organizations cash compensation for the sales of the Contracts.

ADDITIONAL COMPENSATION FOR SELECTED SELLING FIRMS. We and MLIDC have entered into distribution arrangements with certain selected selling firms. Under these arrangements we and MLIDC may pay additional compensation to selected selling firms, including marketing allowances, introduction fees, persistency payments, preferred status fees and industry conference fees. Marketing allowances are periodic payments to certain selling firms, the amount of which depends on cumulative periodic (usually quarterly) sales of our insurance contracts ((including the Contracts) and may also depend on meeting thresholds in the sale of certain of our insurance contracts (other than the Contracts). They may also include payments we make to cover the cost of marketing or other support services provided for or by registered representatives who may sell our products. Introduction fees are payments to selling firms in connection with the addition of our products to the selling firm's line of investment products, including expenses relating to establishing the data communications systems necessary for the selling firm to offer, sell and administer our products. Persistency payments are periodic payments based on account values of our insurance contracts (including Account Values of the Contracts) or other persistency standards. Preferred status fees are paid to obtain preferred treatment of the Contracts in selling firms' marketing programs, which may include marketing services, participation in marketing meetings, listings in data resources and increased access to their sales representatives. Industry conference fees are amounts paid to cover in part the costs associated with sales conferences and educational seminars for selling firms' sales representatives. We and MLIDC have entered into such distribution agreements with our affiliate, MSI, as well as unaffiliated selling firms identified on our website.

The additional types of compensation discussed above are not offered to all selling firms. The terms of any particular agreement governing compensation may vary among selling firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation as described above may provide selling firms and/or their sales representatives with an incentive to favor sales of the Contracts over other annuity contracts (or other investments) with respect to which selling firm does not receive additional compensation, or lower levels of additional compensation.

You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the Contracts. For more information about any such additional compensation arrangements, ask your registered representative. (Visit our website at www.metlife.com/shield for a list of selling firms that received compensation during the last calendar year, as well as the range of additional compensation paid.)



                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------
The following information on taxes is a general discussion of the subject. It is not intended as tax advice. The Internal Revenue Code ("Code") and the provisions of the Code that govern the Contract are complex and subject to change regularly. The applicability of federal income tax rules may vary with you particular circumstances. This discussion does not include all the federal income tax rules that may affect You and your Contract. Nor does this discussion address other federal tax consequences (such as estate and gift taxes, sales to foreign individuals or entities), or state or local tax consequences, which may affect your investment in the Contract. As a result, You should always consult a tax adviser for complete information and advice applicable to your individual situation.

You are responsible for determining whether Your purchase of a Contract, withdrawals, income payments and any other transactions under your Contract satisfy applicable tax law. We are not responsible for determining if Your employer's Plan or arrangement satisfies the requirements of the Code and/or the Employee Retirement Income Security Act of 1974 ("ERISA").

Any Code reference to "spouse" includes those persons who are married spouses under state law, regardless of sex.


QUALIFIED ANNUITY CONTRACTS

INTRODUCTION

The Contract may be purchased through certain types of retirement Plans that receive favorable treatment under the Code ("tax qualified Plans"). Tax-qualified Plans include arrangements described in Code Sections 401(a), 401(k), 403(a), 403(b) or tax sheltered annuities ("TSA"), 408 or "IRAs" (including SEP and SIMPLE IRAs), 408A or "Roth IRAs" or 457 (b) or 457(b) governmental Plans. Extensive special tax rules apply to qualified Plans and to the annuity Contracts used in connection with these Plans. Therefore, the following discussion provides only general information about the use of the Contract with the various types of qualified Plans. Adverse tax consequences may result if You do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

The rights to any benefit under the Plan will be subject to the terms and conditions of the Plan itself as well as the terms and conditions of the Contract.

We exercise no control over whether a particular retirement Plan or a particular contribution to the Plan satisfies the applicable requirements of the Code, or whether a particular individual is entitle to participate or benefit under a Plan.

All qualified Plans and arrangements receive tax deferral under the Code. Since there are no additional tax benefits in funding such retirement arrangements with an annuity, there should be reasons other than tax deferral for acquiring within the Plan. Such non-tax benefits may include additional insurance benefits, such as availability of a guaranteed income for life.

A Contract may also be available in connection with an employer's non-qualified deferred compensation Plan and qualified governmental excess benefit arrangement to provide benefits to certain employees in the Plan. The tax rules regarding these Plans are complex. We do not provide tax advice. Please consult your tax adviser about your particular situation.

ACCUMULATION

The tax rules applicable to qualified Plans vary according to the type of Plan and the terms and conditions of the Plan itself. Both the amount of the contribution that may be made and the tax deduction or exclusion that You may claim for that contribution are limited under qualified Plans.

Purchase payments or contributions to IRAs or tax qualified retirement Plans of an employer may be taken from current income on a before tax basis or after tax basis. Purchase payments made on a "before tax" basis entitle You to a tax deduction or are not subject to current income tax. Purchase payments made on an "after tax" basis do not reduce your taxable income or give You a tax deduction. Contributions may also consist of transfers or rollovers as described below which are not subject to the annual limitations on contributions.

The Contract will accept as a single purchase payment a transfer or rollover from another IRA or rollover form an eligible retirement Plan of an employer (i.e., 401(a), 401(k), 403(a), 403(b) or governmental 457(b) Plan.

For income annuities establishes in accordance with a distribution option under a retirement Plan of an employer (e.g., 401(a), 401(k), 403(a), 403(b) or 457(b) Plan), the Contract will only accept as its single purchase payment a transfer from such employer retirement Plan.


TAXATION OF ANNUITY DISTRIBUTION

If contributions are made on a "before tax" basis, You generally pay income taxes on the full amount of money You withdraw as well as income earned under the Contract. Withdrawals attributable to any after-tax contributions are your basis in the Contract and not subject to income tax (except for the portion of the withdrawal allocable to earnings). Under current federal income tax rules, the taxable portion of distributions under annuity contracts and qualified Plans (including IRAs) is not eligible for the reduced tax rate applicable to long-term capital gains and qualifying dividends.

If You meet certain requirements, Your Roth IRA, Roth 403(b) and Roth 401(k) earnings are free from federal income taxes.


WITHDRAWALS PRIOR TO AGE 59 1/2

A taxable withdrawal or distribution from a qualified Plan which is subject to income tax may also be subject to a 10% federal income tax penalty for "early" distribution if taken prior to age 59 1/2, unless an exception described below applies.

These exceptions include distributions made:

   (a) on account of your death or disability, or

   (b) as part of a series of substantially equal periodic payments payable for your life or joint lives of You and your designated beneficiary and You are separated from employment.

If You receive systematic payments that You intend to qualify for the "substantially equal periodic payments" exception noted above, any modifications (except due to death or disability) to your payment before age
59 1/2 or within five years after beginning these payments, whichever is later, will result in the retroactive imposition of the 10% federal income tax penalty with interest. Such modifications may include additional Purchase Payments or withdrawals (including tax-free transfers or rollovers of income payments) from the Contract.

In addition, a withdrawal or distribution from a qualified annuity Contract other than an IRA (including SEPs and SIMPLEs) will avoid the penalty if: (1) the distribution is on separation from employment after age 55; (2) the distribution is made pursuant to a qualified domestic relations order ("QDRO");
(3) the distribution is to pay deductible medical expenses; or (4) if the distribution is to pay IRS levies (and made after December 31, 1999).

The 10% federal income tax penalty on early distribution does not apply to governmental 457(b) Plan Contracts. However, it does apply to distributions from 457(b) Plans of employer which are state or local governments to the extent that the distribution is attributable to rollovers accepted from other types of eligible retirement Plans.

ROLLOVERS

Your Contract is non-forfeitable (i.e., not subject to the claims of your creditors) and non-transferable (i.e., You may not transfer it to someone else).

Nevertheless, Contracts held in certain employer Plans subject to ERISA may be transferred in part pursuant to a QDRO.

Under certain circumstances, You may be able to transfer amounts distributed from your Contract to another eligible retirement Plan or IRA. For 457(b) Plans maintained by non-governmental employers, if certain conditions are met, amounts may be transferred into another 457(b) Plan maintained by a non-governmental employer.

Generally, a distribution may be eligible for rollover. Certain types of distributions cannot be rolled over, such as distributions received on account of:

     (a) minimum distribution requirements, or

     (b) financial hardship.

20% WITHHOLDING ON ELIGIBLE ROLLOVER DISTRIBUTIONS

For certain qualified employer Plan, we are required to withhold 20% of the taxable portion of your withdrawal that constitutes an "eligible rollover distribution" for federal income taxes. The amount we withhold is determined by the Code. You may avoid withholding if You assign or transfer a withdrawal from this Contract directly into another qualified Plan or IRA. Similarly, You may be able to avoid withholding on a transfer into this Contract from an existing qualified Plan You may have with another provider by arranging to have the transfer made directly to us. For taxable withdrawals that are not "eligible rollover distributions," the Code requires different withholding rules which determine the withholding amounts.

DEATH BENEFITS

The death benefit is taxable to the recipient in the same manner as if paid to the Contract owner or Plan Participant (under the rules for withdrawals or income payments, whichever is applicable).

Distributions required from a qualified annuity Contract following your death depend on whether You die before You had converted your Contract to an annuity form and started taking Annuity Payments (your Annuity Starting Date). If You die on or after your Annuity Starting Date, the remaining portion of the interest in the Contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If You die before your Annuity Starting Date, the entire interest in the Contract must be distributed within five (5) years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the Contract pass by reason of death; the beneficiary must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. For required minimum distributions following the death of the Annuitant of a qualified Contract, the five-year rule is applied without regard to calendar year 2009. For instance, for a Contract Owner who died in 2007, the five-year period would end in 2013 instead of 2012. The required minimum distribution rules are complex, so consult your tax adviser because the application of these rules to your particular circumstances may have been impacted by the 2009 required minimum distribution waiver.

Additionally, if the annuity is payable to (or for the benefit of) your surviving spouse, that portion of the Contract may be continued with your spouse as the owner. If your spouse is your beneficiary, and your Contract permits, your spouse may delay the start of these payments until December 31 of the year in which You would have reached age 70 1/2.

If your spouse is your beneficiary, your spouse may be able to rollover the death proceeds into another eligible retirement Plan in which he or she participates, if permitted under the receiving Plan. Alternatively, if your spouse is your sole beneficiary, he or she may elect to rollover the death proceeds into his or her own IRA.

If your beneficiary is not your spouse and your Plan and Contract permit, your beneficiary may be able to rollover the death proceeds via a direct trustee-to-trustee transfer into an inherited IRA. However, a non-spouse beneficiary may not treat the inherited IRA as his or her own IRA.

Additionally, for Contracts issued in connection with qualified Plans subject to ERISA, the spouse or ex-spouse of the owner may have rights in the Contract. In such a case, the owner may need the consent of the spouse or ex-spouse to change annuity options or make a withdrawal from the Contract.


REQUIRED MINIMUM DISTRIBUTIONS

Generally, You must begin receiving retirement Plan withdrawals by April 1 following the latter of:

     (1) the calendar year in which You reach age 70 1/2

     (2) the calendar year You retire, provided You do not own more than 5% of your employer.

A tax penalty of 50% applies to the amount by which the required minimum distribution exceeds the actual distribution.

You may not satisfy minimum distributions for one employer's qualified Plan (i.e., 401(a), 403(a), 457(b)) with distributions from another qualified Plan of the same or a different employer. However, an aggregation rule does apply in the case of 403(b) Plans. The amount of required minimum distribution is calculated separately with respect to each 403(b) arrangement, but the aggregate amount of the required distribution may be taken from any one or more of the your 403(b) Plan contracts.

Complex rules apply to the calculation of these withdrawals.

The regulations also require that the value of benefits under a deferred annuity including certain death benefits in excess of Contract value must be added to the amount credited to Your Account in computing the amount required to be distributed over the applicable period. We will provide You with additional information regarding the amount that is subject to minimum distribution under this rule. You should consult your own tax adviser as to how these rules affect your own distribution under this rule.

If You intend to receive your minimum distributions which are payable over the joint lives of You and a beneficiary who is not your spouse (or over a period not exceeding the joint life expectancy of You and your non-spousal beneficiary), be advised that federal tax rules may require that payments be made over a shorter period or may require that payments to the beneficiary be reduced after your death to meet the minimum distribution incidental benefit rules and avoid the 50% excise tax. You should consult your own tax adviser as to how these rules affect your own Contract.


ADDITIONAL INFORMATION REGARDING TSA (ERISA AND NON-ERISA) 403(B)


SPECIAL RULES REGARDING EXCHANGES

In order to satisfy tax regulations, contract exchanges within a 403(b) Plan after September 24, 2007, must, at a minimum, meet the following requirements:
(1) the Plan must allow the exchange; (2) the exchange must not result in a reduction in a Participant's or a beneficiary's accumulated benefit: (3) the receiving contract includes distribution restrictions that are no less stringent than those imposed on the contract being exchanged; and (4) if the issuer receiving the exchanges is not part of the Plan, the employer enters into an agreement with the issuer to provide information to enable the contract provider to comply with Code requirements. Such information would include details concerning severance from employment, hardship withdrawals, loans, and tax basis. You should consult your tax or legal counsel for any advice relating to Contract exchanges or any other matter relating to these regulations.

WITHDRAWALS

If You are under age 59 1/2, You generally cannot withdraw money from your TSA Contract unless the withdrawal:

     (a) Related to Purchase Payments made prior to 1989 and pre-1989 earnings on those Purchase Payments;

     (b) Is exchanged to another permissible investment under your 403(b) Plan;

     (c) Relates to contributions to an annuity contract that are not salary reduction elective deferrals, if Your Plan allows it;

     (d) Occurs after You die, leave your job or become disabled (as defined by the Code);

     (e) Is for financial hardship (but only to the extent of elective deferrals), if your Plan allows it;

     (f) Relates to distributions attributable to certain TSA Plan terminations, if the conditions of the Code are met;

     (g) Relates to rollover or after-tax contributions; or

     (h) Is for the purchase of permissive service credit under a governmental defined benefit Plan.

In addition, a Section 403(b) Contract is permitted to distribute retirement benefits attributable to pre-tax contributions other than elective deferrals to the Participant no earlier than upon the earlier of the Participant's severance from employment or upon the prior occurrence of some event, such as after a fixed number of years, the attainment of a stated age or disability.


DISTINCTION FOR PUERTO RICO CODE

An annuity Contract may be purchased by an employer for an employee under a qualified pension, profit sharing, stock bonus, annuity, or a "cash or deferred" arrangement Plan established pursuant to Section 1081.01 of the 2011 PR Code. To be tax qualified under the 2011 PR Code, a Plan must comply with the requirements of Section 1081.0 1(a) of the 2011 PR Code which includes certain participation requirements, among other requirements. A trust created to hold assets for a qualified Plan is exempt from tax on its investment income.

CONTRIBUTIONS

The employer is entitled to a current income tax deduction for contributions made to a qualified Plan, subject to statutory limitations on the amount that may be contributed each year. The Plan contributions by the employer are not required to be included in the current income of the employee.

DISTRIBUTIONS

Any amount received or made available to the employee under the qualified Plan is includible in the gross income of the employee in the taxable year in which received or made available. In such case, the amount paid or contributed by the employer shall not constitute consideration paid by the employee for the Contract for purposes of determining the amount of Annuity Payments required to be included in the employee's gross income. Thus, amounts actually distributed or made available to any employee under the qualified Plan will be included in their entirety in the employee's gross income. Lump-sum proceeds from a Puerto Rico qualified retirement Plan due to separation from service will generally be taxed at a 20% capital gain tax rate to be withheld at the source. A special rate of 10% may apply instead, if the Plan satisfies the following requirements:

   (1) the Plan's trust is organized under the laws of Puerto Rico, or has a Puerto Rico resident trustee and uses such trustee as paying agent; and

   (2) 10% of all Plan's trust assets (calculated based on the average balance of the investments of the trust) attributable to Participants who are Puerto Rico residents must be invested in "property located in Puerto Rico" for a three-year period.

If these two requirements are not satisfied, the distribution will generally be subject to the 20% tax rate. The three-year period includes the year of the distribution and the two immediately preceding years. In the case of a defined contribution Plan that maintains separate accounts for each Participant, the described 10% investment requirement may be satisfied in the accounts of a Participant that chooses to invest in such fashion rather than at the trust level. Property located in Puerto Rico includes shares of stock of a Puerto Rico registered investment company, fixed or variable annuities issued by a domestic insurance company or by a foreign insurance corporation that derives more than 80% of its gross income from sources within Puerto Rico and bank deposits. The PR 2011 Code does not impose a penalty tax in cases of early (premature) distributions from a qualified Plan.

ROLLOVER

Deferral of the recognition of income continues upon the receipt of a distribution by a Participant from a qualified Plan, if the distribution is contributed to another qualified retirement Plan or traditional individual retirement account for the employee's benefit no later than sixty (60) days after the distribution.

ERISA CONSIDERATIONS

In the context of a Puerto Rico qualified retirement Plan trust, the IRS has recently held that the transfer of assets and liabilities from a qualified retirement Plan trust under the Code to that type of Plan would generally be treated as a distribution includible in gross income for U.S. income tax purposes even if the Puerto Rico retirement Plan is a Plan described in ERISA
Section 1 022(i)(l ). By contrast, a transfer from a qualified retirement Plan trust under the Code to a Puerto Rico qualified retirement Plan trust that has made an election under ERISA Section 1022(i)(2) is not treated as a distribution from the transferor Plan for U.S. income tax purposes because a Puerto Rico retirement Plan that has made an election under ERISA Section 1022(i)(2) is treated as a qualified retirement Plan for purposes Code Section 40l(a). The IRS has determined that the above described rules prescribing the inclusion in income of transfers of assets and liabilities to a Puerto Rico retirement Plan trust described in ERISA Section 1 022(i)(l) would be applicable to transfers taking effect after December 31, 2012.

Similar to the IRS in Revenue Ruling 2013-17, the U.S. Department of Labor issued DOL Technical Release No. 2013-04 on September 18, 2013, providing that, where the Secretary of Labor has authority to regulate with respect to the provisions of ERISA dealing with the use of the term "spouse", spouse will be read to refer to any individuals who are lawfully married under any state law, including same-sex spouses, and without regard to whether their state of domicile recognizes same-sex marriage. Thus, for ERISA purposes as well as federal tax purposes, an employee benefit Plan Participant who marries a person of the same sex in a jurisdiction that recognizes same-sex marriage will continue to be treated as married even if the couple moves to a jurisdiction, like Puerto Rico, that does not recognize same-sex marriage.

ADDITIONAL FEDERAL TAX CONSIDERATIONS

Annuity contracts purchased through tax qualified Plans are subject to limitations imposed by the Code and regulations as a condition of tax qualification. There are various types of tax qualified Plans which have certain beneficial tax consequences for Contract owners and Plan Participants.

TYPES OF QUALIFIED PLANS

The following list includes individual account-type Plans which may hold an annuity Contract as described in the Prospectus. They are established by an employer for participation of its employees.

401(k), 401(a)

Established by for-profit employers, Section 501(c)(3) tax exempt and non-tax exempt entities, Indian tribes.

403(b) Tax Sheltered Annuity ("TSA ")

Established by Section 501 ( c )(3) tax exempt entities, public schools (K -12), public colleges, universities, churches, synagogues and mosques.

457(b) Governmental Sponsor

Established by state and local governments, public schools (K-12), public colleges and universities.

457(b) Non-Governmental Sponsor

Established by a tax-exempt entity. Under a non-governmental Plan, which must be a tax-exempt entity under Section 50 I( c) of the Code, all such investments of the Plan are owned by and are subject to the claims of the general creditors of the sponsoring employer. In general, all amounts received under a non-governmental Section 457(b) Plan are taxable and are subject to federal income tax withholding as wages.

Additional information regarding 457(b) Plans

A 457(b) Plan may provide a one-time election to make special one-time "catch-up" contributions in one or more of the Participant's last three taxable years ending before the Participant's normal retirement age under the Plan. Participants in governmental 457(b) Plans may not use both the age 50 or older catch-up and the special one-time catch-up contribution in the same taxable year. In general, contribution limits with respect to elective deferral and to age 50 plus catch-up contributions are not aggregated with contributions under the other types of qualified Plans for the purposes of determining the limitations applicable to Participants.

403(a)

If your benefit under the 403(b) Plan is worth more than $5,000, the Code requires that your annuity protect your spouse if You die before You receive any payments under the annuity or if You die while payments are being made. You may waive these requirements with the written consent of your spouse. In general, designating a beneficiary other than your spouse is considered a waiver and requires your spouse's written consent. Waiving these requirements may cause your monthly benefit to increase during your lifetime. Special rules apply to the withdrawal of excess contributions.

Roth Account

Individual or employee Plan contributions made to certain Plans on an after-tax basis. An IRA may be established as a Roth IRA, and 401(k), 403(b) and 457(b) Plans may provide for Roth accounts.

ERISA

If your Plan is subject to ERISA and You are married, the income payments, withdrawal provisions, and methods of payment of the death benefit under your Contract may be subject to your spouse's rights as described below.

Generally, the spouse must give qualified consent whenever You elect to:

   (a) Choose income payments other than on a qualified joint and survivor (one under which we make payments to You during your reduced by no more than 50% to your spouse for his or her remaining life, if any): or choose to waive the qualified pre-retirement survivor annuity benefit ("QPSA") (the benefit payable to the surviving spouse of a Participant who dies with a vested interest in an accrued retirement benefit under the Plan before payment of the benefit has begun);

   (b) Make certain withdrawals under Plans for which a qualified consent is required;

   (c)        Name someone other than the spouse as your beneficiary; or

   (d)        Use your accrued benefit as security for a loan exceeding
              $5,000.

Generally, there is no limit to the number of your elections as long as a qualified consent is given each time. The consent to waive the QJSA must meet certain requirements, including that it be in writing, that it acknowledges the identity of the designated beneficiary and the form of benefit selected, dated, signed by your spouse, witnessed by a notary public or Plan representative, and that it be in a form satisfactory to us. The waiver of the QJSA generally must be executed during the 180 days period (90 days for certain loans) ending on the date on which income payments are to commence, or the withdrawal or the loan is to be made, as the case may be. If You die before benefits commence, your surviving spouse will be your beneficiary unless he or she has given a qualified consent otherwise.

The qualified consent to waive the QPSA benefit and the beneficiary designation must be made in writing that acknowledges the designated beneficiary, dated, signed by your spouse, witnessed by a notary public or Plan representative and in a form satisfactory to us. Generally, there is no limit to the number of beneficiary designations as long as a qualified consent accompanies each designation. The waiver of and the qualified consent for the QPSA benefit generally may not be given until the Plan year in which You attain age 35. The waiver period for the QPSA ends on the date of your death.

If the present value of your benefit is worth $5,000 or less, your Plan generally may provide for distribution of your entire interest in a lump sum without spousal consent.

Comparison of Plan Limits for Individual Contributions:


PLAN TYPE      ELECTIVE CONTRIBUTION   CATCH-UP CONTRIBUTION
401(a)                 (Employer contributions only)
401(k)         $17,500                 $5,500
403(b) (TSA)   $17,500                 $5,500
457(b)         $17,500                 $5,500

Dollar limits are for 2014 and subject to cost-of-living adjustments in future years. Employer-sponsored individual account Plans (other than 457(b) Plans) may provide for additional employer contributions not to exceed the greater of $52,000 or 25% of an employee's compensation for 2014.


FEDERAL ESTATE TAXES

While no attempt is being made to discuss the federal estate tax implications of the Contract, You should bear in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent's gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning adviser for more information.


GENERATION-SKIPPING TRANSFER TAX

Under certain circumstances, the Code may impose a "generation-skipping transfer tax" when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Contract Owner. Regulations issued under the Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS.


ANNUITY PURCHASE PAYMENTS BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

The discussion above provides information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser's country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state and foreign taxation with respect to an annuity contract purchase.

                        ABANDONED PROPERTY REQUIREMENTS
--------------------------------------------------------------------------------
Every state has unclaimed property laws which generally declare non-ERISA annuity contracts to be abandoned (1) after a period of inactivity of three to five years from the contract's Maturity Date or the date the death benefit is due and payable if annuity payments have not commenced or (2) after a period of two or three years from the date the payment is due and payable, or if death benefits are unclaimed after a period of inactivity of three to five years from the date the death benefit is due and payable, if annuity payments have commenced. For example, if the payment of a death benefit has been triggered, but, if after a thorough search, We are still unable to locate the Beneficiary of the death benefit, or the Beneficiary does not come forward to claim the death benefit in a timely manner, the death benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or You last resided, as shown on Our books and records, or to Our state of domicile. (Escheatment is the formal legal name of this process.) However, the state is obligated to pay the death benefit (without interest) if Your Beneficiary steps forward to claim it with the proper documentation. To prevent Your Contract's proceeds from being paid to the state abandoned or unclaimed property office, it is important that You update Your Beneficiary designations, including addresses, if and as they change. To make changes, please call 1-800-842-9406.



                     INFORMATION INCORPORATED BY REFERENCE
--------------------------------------------------------------------------------
Under the Securities Act of 1933, the Company has filed with the Securities and Exchange Commission ("SEC") a registration statement (the "Registration Statement") relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Contracts. The Company's annual report on Form 10-K was filed with the SEC on [ ] via EDGAR File No. [ ]. The Form 10-K contains information for the period ended December 31, [ ], about the Company, including consolidated audited financial statements for the Company's latest fiscal year. The Form 10-K is incorporated by reference into this prospectus.In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") prior to the termination of the offering, are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

There have been no material changes in the Company's affairs which have occurred since the end of the latest fiscal year for which audited consolidated financial statements were included in the latest Form 10-K or which have not been described in a Form 10-Q or Form 8-K filed by the Company under the Exchange Act.

If requested, the Company will furnish, without charge, a copy of any and all of the reports or documents that have been incorporated by reference into this prospectus. You may direct Your requests to the Company at, 11225 North Community House Road, Charlotte, NC, 28277. The telephone number
1-800-842-9406. You may also access the incorporated reports and other documents at www.metlife.com.

The Company files periodic reports as required under the Exchange Act (including Form 10-K, 10-Q and 8-K). You may also read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

[To Be Updated By Amendment]



                                    EXPERTS
--------------------------------------------------------------------------------
Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of the Company, its authority to issue such Contracts under Delaware law and the validity of the forms of the Contracts under Delaware law have been passed on by legal counsel for the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements, and the related financial statement schedules, incorporated by reference in this Registration Statement from the MetLife Insurance Company USA and subsidiaries' (the "Company's") Annual Report on Form 10-K for the year ended December 31, [ ], have been audited by , an independent registered public accounting firm, as stated in their report , which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The principal business address of [ ] is [ ].

[To Be Updated By Amendment]

                                   APPENDIX A
--------------------------------------------------------------------------------
                     INFORMATION CONCERNING QUALIFIED PLANS


Plans eligible to purchase the Contract are pension and profit sharing Plans qualified under Section 401(a) of the Code, Section 403(b) Plans, and eligible state deferred compensation Plans under Section 457 of the Code ("Qualified Plans"). Trustees should consider whether the Plan permits the investment of Plan assets in the Contract, the distribution of such and Annuity and payment of death benefits in accordance with the requirements of the federal income tax rules. Assuming continued Plan qualification and operation, earnings on Plan assets will accumulate value on a tax deferred basis even if the Plan is not funded by this Contract. Trustees therefore should consider features of the Contract other than tax deferral before investing in the Contract. In addition, because required minimum distributions must generally begin for Participants after age 70 1/2, (or, if later, when the Participant retires from employment with the employer maintaining the Plan, provided the Plan permits and the Participant is not a 5% or more owner), trustees should consider whether the Contract may be an appropriate purchase for Participants approaching or over age 70 1/2.

To apply for this Contract, the trustee or other applicant must complete an application or purchase order for the group Annuity Contract and make a Purchase Payment. A group Annuity Contract will then be issued to the applicant. While Certificates may or may not be issued, each Purchase Payment is confirmed to the Contract Owner. Each account will have its own optional Guarantee Period and Guaranteed Interest Rate. Surrenders under the group Annuity Contract may be made at the election of the Contract Owner, from the account established under the Contract. Account surrenders are subject to the same limitations, adjustments and charges as surrenders made under a Certificate (see "Surrenders"). Cash Surrender Values may be taken in cash or applied to purchase annuities for the Contract Owners' Qualified Plan Participants.

Because there might be Participant accounts, the qualified group Annuity Contract issued in connection with a Qualified Plan may not provide for death benefits. Annuities purchased for Qualified Plan Participants may provide for a payment upon the death of the Annuitant depending on the option chosen (see "Annuity Options"). Additionally, since there might not be Annuitants prior to the actual purchase of an Annuity by the Contract Owner, the provisions regarding the Maturity Date may not be applicable.

                      THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX B
--------------------------------------------------------------------------------
WHAT YOU NEED TO KNOW IF YOU ARE A TEXAS OPTIONAL RETIREMENT PROGRAM
                                  PARTICIPANT


If You are a Participant in the Texas Optional Retirement Program, Texas law permits Us to make withdrawals on Your behalf only if You die, retire or terminate employment in all Texas institutions of higher education, as defined under Texas law. Any withdrawal You ask for requires a written statement from the appropriate Texas institution of higher education verifying Your vesting status and (if applicable) termination of employment. Also, We require a written statement from You that You are not transferring employment to another Texas institution of higher education. If You retire or terminate employment in all Texas institutions of higher education or die before being vested, amounts provided by the state's matching contribution will be refunded to the appropriate Texas institution. We may change these restrictions or add others without Your consent to the extent necessary to maintain compliance with the law.

                      THIS PAGE INTENTIONALLY LEFT BLANK.

                                    PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized list of the estimated expenses to be incurred in connection with the securities being offered:

Accountant's Fees and Expenses: $6,800

Legal Fees and Expenses: $2,400

Printing Expenses: $5,700


Registration Fee: $69.72


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS [TO BE UPDATED BY
AMENDMENT.]

As described in their respective governing documents, MetLife, Inc. (the ultimate parent of the Registrant and MetLife Investors Distribution Company, the Registrant's underwriter (the "Underwriter")) and the Registrant, each of which is incorporated in the state of Delaware, shall indemnify any person who is made or is threatened to be made a party to any civil or criminal suit, or any administrative or investigative proceeding, by reason of that person's service as a director, officer, or agent of the respective company, under certain circumstances, against liabilities and expenses incurred by such person.

MetLife, Inc. also maintains a Directors and Officers Liability and Corporate Reimbursement Insurance Policy under which the Registrant and the Underwriter, as well as certain other subsidiaries of MetLife, are covered. MetLife, Inc. also has secured a Financial Institutions Bond.



RULE 484 UNDERTAKING


Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 16. EXHIBITS

(A)        Exhibits

EXHIBIT
NUMBER                DESCRIPTION
------                -----------


1.                    Distribution and Principal Underwriting Agreement.
                      (Incorporated herein by reference to Exhibit 1 to the Registration Statement on Form S-2, File No. 333-51804 filed December 14, 2000.)


1(a). Distribution and Principal Underwriting Agreement between MetLife Insurance Company of Connecticut and MetLife Investors Distribution Company (incorporated herein by reference to Exhibit 3(i)(a) to the Registration Statement on Form N-4, File Nos. 333-200231/811-03365
                      filed April 8, 2009.)


2. Agreement and Plan of Merger dated as of October 20, 2006. (Incorporated herein by reference to Exhibit 1(a) to the Registration Statement on Form S-1, File No. 333-138472 filed on November 7, 2006.)


2(b). Resolution of Board of Directors of MetLife Insurance Company of Connecticut (including Agreement and Plan of Merger). (Incorporated herein by reference to

EXHIBIT NUMBER         DESCRIPTION
--------------         -----------



                      Exhibit 1(b) to the Registration Statement on Form S-1, file number 333-147912, filed on December 7, 2007.)


2(c). Resolution of Board of Directors of MetLife Insurance Company of Connecticut (including Certificate of Conversion, Certificate of Incorporation and Certificate of Redomestication from Connecticut). Filed herein.


4. Contracts. (Incorporated herein by reference to Exhibit 4 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-2, File No. 333-103909, filed February 10, 2004.)


4(a). Company Name Change Endorsement. (Incorporated herein by reference to Exhibit 4(c) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-4, File Nos. 033-65343/811-07465 filed April 6, 2006.)


4(a)(i). Company Name Change Endorsement (6-E120-14). Filed herein.


4(b). Roth 401 Endorsement. (Incorporated herein by reference to Exhibit 4(d) to Post-Effective Amendment No. 14 to The Travelers Fund ABD for Variable Annuities to the Registration Statement on Form N-4, File Nos. 033-65343/811-07465 filed April 6, 2006.)


4(c). Roth 403(b) Endorsement. (Incorporated herein by reference to Exhibit 4(e) to Post-Effective Amendment No. 14 to The Travelers Fund ABD for Variable Annuities to the Registration Statement on Form N-4, File Nos. 033-65343/811-07465 filed April 6, 2006.)


4(d). Code Section 457(B) Rider For Eligible Plan of a Governmental or a Tax-Exempt Employer. L-22466 8-07. (Incorporated herein by reference to Exhibit 4(d) to the Registration Statement on Form S-1, File No. 333-138473 filed on April 9, 2008.)


4(e).                 401(a)/403(a) Plan Endorsement . L -22492 (5/11).
                      (Incorporated herein by reference to Exhibit 4(e) to the Registration Statement on Form S-3, File No. 333-178885, filed on April 6, 2012.)


4(f) 457(b) Plan Endorsement. L-22493 (5/11). (Incorporated herein by reference to Exhibit 4(f) to the Registration Statement on Form S-3, File No. 333-178885, filed on April 6, 2012.)


5. Opinion re: Legality of Shares. (To be filed by amendment.)


8.                    None.


12.                   None.


15.                   None.


23.                   Consent of Independent Registered Public Accounting Firm.
                      (To be filed by amendment.)


24. Powers of Attorney authorizing Michele H. Abate, Christine M. DeBiase, Andrew L. Gangolf, and John M. Richards to act as signatory for Eric T. Steigerwalt, Gene L. Lunman, Elizabeth M. Forget, Anant Bhalla and Peter M. Carlson. Filed herein.


25.                   None.


26.                   None.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

   i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

   iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

   i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

   ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

   iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

   iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Charlotte, State of North Carolina, on February 3, 2015.



                                   MetLife Insurance Company USA
                                   (Registrant)

                    By:            /s/ ELIZABETH M. FORGET
                                   ---------------------------------------
                                   Elizabeth M. Forget, Senior Vice President



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 3, 2015.




     /s/ *ERIC T. STEIGERWALT         Chairman of the Board, President and Chief Executive
     ------------------------         Officer and a Director
     (Eric Thomas Steigerwalt)

     /s/ *GENE L. LUNMAN              Director and Senior Vice President
     ------------------------
     (Gene L. Lunman)

     /s/ *ELIZABETH M. FORGET         Director and Senior Vice President
     ------------------------
     (Elizabeth M. Forget)

     /s/ *ANANT BHALLA                Senior Vice President and Chief Financial Officer
     ------------------------
     (Anant Bhalla)

     /s/ *PETER M. CARLSON          Executive Vice President and Chief Accounting Officer
     ------------------------
    (Peter M. Carlson)


     *By:            /s/ MICHELE H. ABATE
                     ---------------------------------------
                     Michele H. Abate, Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                DESCRIPTION
------                -----------



2(c).                 Resolution of Board of Directors

4(a)(i)               Name Change Endorsement

24.                   Powers of Attorney